Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31037) pertaining to the 1997 Key Employees' Stock Option Plan of RF Micro Devices, Inc., the Non-employee Directors' Stock Option Plan of RF Micro Devices, Inc., the Employee Stock Purchase Plan of RF Micro Devices, Inc. and the RF Micro Devices, Inc. 1992 Stock Option Plan; the Registration Statement (Form S-8 No. 333-93095) pertaining to the 1999 Stock Incentive Plan of RF Micro Devices, Inc. and certain option agreements between RF Micro Devices, Inc. and certain Directors of RF Micro Devices, Inc.; and the Registration Statement (Form S-3 No. 333-49432) of RF Micro Devices, Inc. and in the related Prospectus of our report dated April 16, 2001, with respect to the consolidated financial statements and schedule of RF Micro Devices, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended March 31, 2001.


                                                   /s/ Ernst & Young LLP


Raleigh, North Carolina
June 15, 2001